EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 13, 2005, with respect to the consolidated financial statements of Sense Holdings, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                        /s/ SHERB & CO., LLP
                                        Certified Public Accountants


Boca Raton, Florida
June 17, 2005